Exhibit 5


                               Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048



                                                             August 16, 2000


FrontLine Capital Group
1350 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time by the selling security holders of 1,075,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of FrontLine Capital Group (the "Company"), warrants to purchase up to 1,500,000 shares of common stock (the "Warrants") and such indeterminate number of shares of common stock issuable upon exercise of the warrants (the "Warrant Shares").

     In connection with rendering this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation, Bylaws, as amended, records of the Company's corporate proceedings, the Registration Statement and such other certificates, records and documents as considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any of the jurisdictions other than the laws of the United States of America, the Delaware General Corporation Law and the State of New York.

     Based upon the foregoing, we are of the opinion that:

     (i) the shares of Common Stock are validly issued, fully paid and nonassessable; and

     (ii) the Warrant Shares issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance by the Company and such Warrant Shares, when issued upon exercise of the Warrants as contemplated thereby, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the prospectus.

                                               Very truly yours,


                                              /s/ Brown & Wood